Exhibit 99.1

Overseas Shipholding Group, Inc.	PRESS RELEASE

Overseas Shipholding Group Approved to Transfer to NYSE “Big Board”

New York, NY – June 23, 2016 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) announced today that it has been approved by the New York Stock Exchange (“NYSE”) to transfer its stock listing to the NYSE from the NYSE MKT. The Company’s common stock, which will continue to trade under the ticker symbol OSG, is expected to commence trading on the NYSE effective Tuesday, June 28, 2016. Prior to that date, the Company’s common stock will remain on the NYSE MKT, but trading on the NYSE MKT will cease concurrent with the listing of its common stock on the NYSE.

“Our return to the NYSE is an important milestone for the Company made possible by the hard work of our employees and the support of shareholders,” said Captain Ian T. Blackley, OSG’s president and CEO. “We believe listing on the NYSE, one of the world’s most prestigious stock exchanges, will enhance trading liquidity of our common stock and contribute to increasing shareholder value.”

John Tuttle, Global Head of Listings at the NYSE, “We congratulate OSG on its return to the NYSE and are proud to mark this exciting new chapter for the Company and its shareholders.”

In recognition of the transfer, President and CEO Captain Ian T. Blackley along with members of the Company will ring The NYSE Opening Bell on Tuesday, June 28, 2016. The NYSE Opening Bell is broadcast live from the NYSE and interested parties may stream the ceremony live at 9:30am Eastern Time by visiting https://www.nyse.com/bell.

The approval to transfer its listing to the NYSE is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the NYSE, and may be rescinded if the Company is not in compliance with such standards on that date.

OSG provided the NYSE with additional information upon which the NYSE relied to list the common stock. Such information is included in OSG’s original listing application and is available to the public upon request.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

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Overseas Shipholding Group, Inc.	PRESS RELEASE

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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